Exhibit 1.01

Conflict Minerals Report of First Solar, Inc.

For the reporting period from January 1 to December 31, 2016

Introduction

First Solar, Inc., together with its wholly-owned subsidiaries (“First Solar,” “the Company,” “we,” “us,” or “our”), has prepared this Conflict Minerals Report pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 and the requirements of Form SD (collectively, “the Rules”).

We are a leading global provider of comprehensive photovoltaic (“PV”) solar energy solutions. We design, manufacture, and sell PV solar modules with an advanced thin-film semiconductor technology and also develop, design, construct, and sell PV solar power systems that primarily use the modules we manufacture. Additionally, we provide operations and maintenance (“O&M”) services to system owners that use solar modules manufactured by us or by third-party manufacturers. We have substantial, ongoing research and development efforts focused on module and system-level innovations. We are the world’s largest thin-film PV solar module manufacturer and one of the world’s largest PV solar module manufacturers. Our mission is to create enduring value by enabling a world powered by clean, affordable solar energy.

We operate our business in two segments:

•
Components Segment – Our components segment involves the design, manufacture, and sale of cadmium telluride (“CdTe”) solar modules, which convert sunlight into electricity. Third-party customers of our components segment include integrators and operators of PV solar power systems.

•
Systems Segment – Our fully integrated systems segment provides complete turn-key PV solar power systems, or solar solutions, that draw upon our capabilities, which include (i) project development, (ii) engineering, procurement, and construction (“EPC”) services, and (iii) O&M services. We may provide our full EPC services or any combination of individual products and services within our EPC capabilities depending upon the customer and market opportunity. All of our systems segment products and services are for PV solar power systems, which primarily use our solar modules, and we sell such products and services to utilities, independent power producers, commercial and industrial companies, and other system owners. Additionally, within our systems segment, we may temporarily own and operate certain of our PV solar power systems for a period of time based on strategic opportunities.

Minerals including tantalum, tin, tungsten, and gold (“3TG”) are classified as “conflict minerals” and are necessary to the functionality or production of certain products that we manufacture or contract to manufacture. As such, we are subject to the Rules with respect to those necessary conflict minerals. The Rules require us to conduct in good faith a reasonable country of origin inquiry (“RCOI”) into those necessary conflict minerals to determine whether they originated in the Democratic Republic of Congo (“DRC”) or an adjoining country (“a covered country” and together, the “covered countries”) or are from recycled or scrap sources. If, as a result of our RCOI procedures, we know or have reason to believe that any of our necessary conflict minerals originated in a covered country and are not from recycled or scrap materials, then we are required to exercise due diligence to determine the source and chain of custody of such conflict minerals.

First Solar Conflict Minerals Policy

To the extent we source minerals from the covered countries, we are dedicated to protecting and respecting human rights by responsibly sourcing such minerals. We have a long-standing commitment to conducting our business in compliance with applicable laws and regulations. First Solar condemns human rights abuses associated with the extraction, transport, or trade of minerals. Similarly, First Solar has a no tolerance policy with respect to corruption, money-laundering, or bribery. We require all direct suppliers to agree to follow such principles.

At the same time, First Solar supports sourcing from the covered countries when performed in accordance with accepted international standards, specifically within the guidance from the Organisation for Economic Co-operation and Development (“OECD”).

Suppliers with minerals not found to be DRC conflict free in their sourcing will be given a reasonable amount of time to begin sourcing minerals responsibly and in a manner consistent with the principles of responsible sourcing from conflict-affected areas.

Description of Product Identification and RCOI Processes

We have concluded that, during the 2016 calendar year, we have manufactured and contracted to manufacture products containing certain conflict minerals. As such, we conducted a RCOI process to determine whether any of the conflict minerals originated, or may have originated, in the covered countries and whether such conflict minerals originated from recycled or scrap sources.

We conducted an assessment to determine which of our direct suppliers may be providing components of our products that are likely to contain conflict minerals. We employed a collaborative process to identify the applicable list of components and suppliers to focus our efforts, consulting with members of our supply chain department including commodity managers, suppliers, senior management, and other individuals familiar with the manufacturing and solar plant sourcing and construction processes. We verified with such personnel that the population of components and suppliers was complete and comprehensive for our 2016 procedures. We then identified the list of suppliers that we directly procured materials from (“tier one” or “direct” suppliers) to survey. These tier one suppliers were confirmed to have supplied products or components to us that contained conflict minerals between January 1, 2016 and December 31, 2016.

The following conclusions were reached for our business segments:

•
Components Segment – We consider the majority of the parts and components that go into the manufacturing of our thin-film solar modules to be subject to the Rules, and such items are included in our RCOI procedures.

•
Systems Segment – We consider our systems segment to be primarily a service, and not a “product” under the Rules. With the exception of solar modules, we do not manufacture the majority of the parts or components used in the balance of our systems. For those parts and components that we purchase, we generally do not exert design or material specification influence over such items, nor are the items engineered to our specifications. As such, the majority of our balance of system parts and components used within our systems segment are not subject to the Rules. However, there are a limited number of parts and components in our systems segment that we have determined to be subject to the Rules, and such items are included in our RCOI procedures.

Results

Leveraging the Conflict-Free Sourcing Initiative’s (“CFSI”) Conflict Minerals Reporting Template (“CMRT”), our RCOI consisted of surveying tier one suppliers confirmed to have supplied products or components to us that contain conflict minerals that are used to manufacture our solar modules or that we contract to manufacture for our balance of system components used in our systems segment. This template includes information regarding the smelters, origins of conflict minerals, supplier due diligence programs, and whether the materials originate from recycled or scrap sources.

As part of reviewing the completed CMRT surveys, we assessed the responses for reasonableness by comparing them to prior year information and reviewing the completeness of current year surveys provided. Incomplete CMRT surveys were rejected back to the suppliers. For non-responsive suppliers, we have internal escalation procedures, which escalate to more senior members of our global supply chain organization depending on certain milestones within our RCOI timeline. For the suppliers that we considered to be applicable to the Rules, we received a 100% response rate after following our internal procedures.

Our tier one suppliers performed similar RCOI procedures to identify the chain of custody from their suppliers back to the smelter and country of origin. We relied on the good faith efforts of our tier one suppliers to provide us with reasonable information and representations relating to the smelter and country of origin. The smelter or refiner facilities that were used to process our necessary conflict minerals are contained in Appendix A. See “Smelter and Refiner Facilities” below for more detail regarding the information contained in Appendix A.

We received completed surveys from all suppliers included in the procedures outlined above and reached the following conclusions:

•	Components Segment – 57% of our applicable suppliers support our components segment. The applicable survey results showed that tin is the only conflict mineral of our solar module parts.

•
Systems Segment – 43% of our applicable suppliers support our systems segment. The applicable survey results showed that tin is the primary conflict mineral of our PV solar power systems. Additionally, tungsten, tantalum, and gold are contained in our tracker systems, which contain an electrical gateway, controller, and other parts that support the functionality to follow the sun’s irradiance throughout the day.

Based on the RCOI conducted for both business segments, we have reason to believe that a portion of our necessary conflict minerals originated or may have originated in the covered countries and have reason to believe that those necessary conflict minerals may not be from recycled or scrap sources. Based on this result, we exercised due diligence to determine the source and chain of custody of such conflict minerals as described below.

Framework Used to Develop Due Diligence Measures

In accordance with the Rules, we undertook due diligence efforts to determine the country, mine, or location of origin and facilities used to produce the conflict minerals used in our products. We have designed our due diligence measures to conform in all material respects with the internationally recognized due diligence framework as set forth in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”) and related supplements for 3TG.

Due Diligence Undertaken to Comply with the OECD Framework

Our due diligence process for 2016 included the following steps:

OECD Step 1: Establish a Company Management System

•	We have adopted and communicated our conflict minerals policy both publicly and to relevant internal and external parties.

•
Our conflict minerals policy is available at http://www.firstsolar.com/-/media/First-Solar/Sustainability-Documents/FS-Mineral-Policy.ashx. Our conflict minerals policy is not incorporated herein by reference.

•	Beginning in September 2013, we adopted conflict minerals compliance language in our new supplier agreements and purchase order terms and conditions.

•
We have an operating cross-functional internal governance team with representatives from our supply chain, legal, sustainability, and finance departments to ensure policy statements and control processes are followed.

•	We have an existing records retention process and grievance mechanism for reporting policy violations via our Company hotline.

OECD Step 2: Identify and Assess Risks in Supply Chain

•
We conducted our surveys leveraging the CMRT, which was sent to all suppliers considered to be subject to the Rules. We used the CMRT to identify smelter or refiner facilities and country of origin of our necessary conflict minerals.

•
We relied on CFSI information and other information provided by our suppliers to identify countries of origin for Conflict-Free Smelter Program (“CFSP”) compliant smelter or refiner processing facilities.

•
We reviewed the responses from the CMRT questionnaires with our supply chain department cross-checking the list of CFSP processing facilities found at www.conflictfreesourcing.org, which website is not incorporated by reference herein.

OECD Step 3: Design and Implement a Strategy to Respond to Risk

•
We reported information on the source and chain of custody of our necessary conflict minerals to our conflict minerals steering committee, executive management, and the audit committee of our board of directors on a periodic basis.

•
As part of our internal conflict minerals policy, we have a conflict minerals risk mitigation plan that defines supplier-risk management strategies, including (i) continued procurement, (ii) assistance in identifying alternate sources of supply, and (iii) disengagement, the severity of which is at the discretion of our conflict minerals steering committee and executive management.

OECD Step 4: Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

•
As we do not source directly from smelter or refiner processing facilities, we rely on the CFSP to oversee and coordinate third-party audits of these facilities. The CFSP audit protocols and procedures were designed by the CFSI. These audit protocols and procedures require the smelters or refiners to engage specially trained third-party auditors to independently verify that these smelters and refiners can be considered conflict free.

•	We rely on the publicly available audit results of the CFSP third-party audits to validate the sourcing practices of processing facilities in our supply chain.

OECD Step 5: Report Annually on Supply Chain Due Diligence

•
We file a Form SD and Conflict Minerals Report with the Securities and Exchange Commission on an annual basis, as necessary. Our Form SD and Conflict Minerals Report are also available on our website at http://investor.firstsolar.com/sec.cfm.

Smelter and Refiner Facilities

In connection with our reasonable country of origin inquiry and due diligence efforts, our suppliers provided us with the facilities listed in Appendix A as potentially having processed the necessary conflict minerals used in our products during 2016.

•	330 smelters and refiners were identified by the suppliers (tantalum 47, tin 95, tungsten 48, and gold 140).

•	247 or 75% of the smelters and refiners were listed as CFSP compliant.

•	14 or 4% of the smelters and refiners were listed as active smelters and refiners.

•	69 or 21% of the smelters and refiners were listed on the Smelter Reference List tab of the CMRT but were not yet CFSP compliant or listed as active smelters and refiners.

Though we request that our tier one suppliers provide responses at the product-level, some of our suppliers provided responses at the company-level, meaning that they reported smelter and refiner information for all of their products, not just for the products sold to us. Accordingly, our list of processing facilities disclosed in Appendix A contains more facilities than those that actually process or refine the conflict minerals contained in our products.

Due Diligence Efforts to Identify Country, Location, and Mine of Origin of Conflict Minerals in Products

After obtaining CMRT forms and related documentation through our RCOI and due diligence processes as described above, we compared the smelters/refiners used by relevant suppliers against the list of smelters/refiners leveraging the audit results from the CFSP (www.conflictfreesourcing.org), which website is not incorporated by reference herein, as well as responses in the CMRT to gather the country, location, and mine of origin information. In addition, for smelters not certified under the CFSP (referred to below as “Known”), we obtained written representations regarding the chain of custody and origin of such minerals smelted in order to identify the mine or location of origin with the greatest amount of specificity possible.

First Solar has endeavored to determine the mine or location of origin of the necessary conflict minerals contained in our products through our CMRT responses. Where a smelter or refiner has been identified, we have reviewed public information, to the extent available, in an attempt to determine the mine or location of origin. Some of our suppliers reported location of origin information within their CMRT responses. The majority of our smelters reported to be sourcing from L1 countries or from recycled or scrap sources.

The countries of origin of the conflict minerals processed by the CFSP compliant and active smelters or refiners identified to us by our suppliers may have included the countries identified below:

L1 – Countries that are not identified as conflict regions or plausible areas of smuggling or export from these regions of conflict minerals:

•
Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Cote d’Ivoire, Czech Republic, Djibouti, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, the United Kingdom, the United States, Vietnam, and Zimbabwe.

L2 – Countries that are known or plausible countries for smuggling, export out of region, or transit of materials containing conflict minerals:

•	Kenya, Mozambique, and South Africa.

DRC – The smelter is sourcing from the Democratic Republic of the Congo.

Some of the conflict minerals processed by our CFSP compliant and active smelters or refiners may have originated in whole or in part from recycled or scrap sources.

Continuous Improvement Efforts to Mitigate Risk

We intend to advance the effectiveness of our due diligence efforts, further enhance our compliance processes, and mitigate any risk that the necessary conflict materials used in our products may benefit armed groups by taking the following steps:

1)	Engage further with direct suppliers and processing facilities to:

•	Improve the quality of processing facility data provided by our direct suppliers via the CMRT, including country of origin and mine or location of origin, and

•	Encourage non-CFSP validated processing facilities to become validated either through the CFSP or a CFSP-recognized third-party audit program.

2)
Continue to require conflict minerals compliance language in our supplier agreements and refine our internal operating procedures to continue to move towards a “DRC conflict free” supply chain across all business segments.

3)	Continue to monitor and track the RCOI and due diligence progress of our non-CFS suppliers, including the usage of smelters and refiners that have been certified by the CFS.

4)	Require periodic supplier re-certifications to confirm that their previously reported sourcing information has not changed.

Appendix A

Table of Our Conflict Minerals Processing Facilities*
(As of March 22, 2017)

Covered Products
Conflict Mineral	Smelter or Refiner Name	Smelter Location	CFSP Status	Systems Segment	Components Segment
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	CFSP Compliant	X
Tantalum	Conghua Tantalum and Niobium Smeltry	China	CFSP Compliant	X
Tantalum	Duoluoshan	China	CFSP Compliant	X
Tantalum	Exotech Inc.	United States of America	CFSP Compliant	X
Tantalum	F&X Electro-Materials Ltd.	China	CFSP Compliant	X
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	CFSP Compliant	X
Tantalum	Hi-Temp Specialty Metals, Inc.	United States of America	CFSP Compliant	X
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CFSP Compliant	X
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	China	CFSP Compliant	X
Tantalum	King-Tan Tantalum Industry Ltd.	China	CFSP Compliant	X
Tantalum	LSM Brasil S.A.	Brazil	CFSP Compliant	X
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CFSP Compliant	X
Tantalum	Mineração Taboca S.A.	Brazil	CFSP Compliant	X
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CFSP Compliant	X
Tantalum	NPM Silmet AS	Estonia	CFSP Compliant	X
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CFSP Compliant	X
Tantalum	QuantumClean	United States of America	CFSP Compliant	X
Tantalum	RFH Tantalum Smeltry Co., Ltd.	China	CFSP Compliant	X
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CFSP Compliant	X
Tantalum	Taki Chemical Co., Ltd.	Japan	CFSP Compliant	X
Tantalum	Telex Metals	United States of America	CFSP Compliant	X
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CFSP Compliant	X
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China	CFSP Compliant	X
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	CFSP Compliant	X
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CFSP Compliant	X
Tantalum	D Block Metals, LLC	United States of America	CFSP Compliant	X
Tantalum	FIR Metals & Resource Ltd.	China	CFSP Compliant	X
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CFSP Compliant	X
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CFSP Compliant	X
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CFSP Compliant	X
Tantalum	KEMET Blue Metals	Mexico	CFSP Compliant	X
Tantalum	TantalumPlansee SE Liezen	Austria	Known	X
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CFSP Compliant	X
Tantalum	H.C. Starck Co., Ltd.	Thailand	CFSP Compliant	X
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	CFSP Compliant	X
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	CFSP Compliant	X
Tantalum	H.C. Starck Inc.	United States of America	CFSP Compliant	X
Tantalum	H.C. Starck Ltd.	Japan	CFSP Compliant	X
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	CFSP Compliant	X
Tantalum	TantalumPlansee SE Reutte	Austria	Known	X

Tantalum	Global Advanced Metals Boyertown	United States of America	CFSP Compliant	X
Tantalum	Global Advanced Metals Aizu	Japan	CFSP Compliant	X
Tantalum	KEMET Blue Powder	United States of America	CFSP Compliant	X
Tantalum	Tranzact, Inc.	United States of America	CFSP Compliant	X
Tantalum	Resind Indústria e Comércio Ltda.	Brazil	CFSP Compliant	X
Tantalum	Jiangxi Tuohong New Raw Material	China	CFSP Compliant	X
Tantalum	Power Resources Ltd.	Macedonia (the former Yugoslav Republic of)	CFSP Compliant	X
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CFSP Compliant	X	X
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	CFSP Compliant	X	X
Tin	TinCNMC (Guangxi) PGMA Co., Ltd.	China	Known	X	X
Tin	Alpha	United States of America	CFSP Compliant	X	X
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	CFSP Compliant	X	X
Tin	CV Gita Pesona	Indonesia	CFSP Compliant	X	X
Tin	TinCV JusTindo	Indonesia	Known	X	X
Tin	PT Aries Kencana Sejahtera	Indonesia	CFSP Compliant	X	X
Tin	CV Serumpun Sebalai	Indonesia	CFSP Compliant	X	X
Tin	CV United Smelting	Indonesia	CFSP Compliant	X	X
Tin	Dowa	Japan	CFSP Compliant	X	X
Tin	EM Vinto	Bolivia (Plurinational State of)	CFSP Compliant	X	X
Tin	TinEstanho de Rondônia S.A.	Brazil	Known	X	X
Tin	TinFeinhütte Halsbrücke GmbH	Germany	Known		X
Tin	Fenix Metals	Poland	CFSP Compliant	X	X
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CFSP Compliant	X	X
Tin	TinGejiu Zi-Li	China	Known	X	X
Tin	TinHuichang Jinshunda Tin Co., Ltd.	China	Known	X	X
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Active Smelters & Refiners	X	X
Tin	TinLinwu Xianggui Ore Smelting Co., Ltd.	China	Known	X	X
Tin	China Tin Group Co., Ltd.	China	CFSP Compliant	X	X
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CFSP Compliant	X	X
Tin	Metallic Resources, Inc.	United States of America	CFSP Compliant	X	X
Tin	Mineração Taboca S.A.	Brazil	CFSP Compliant	X	X
Tin	Minsur	Peru	CFSP Compliant	X	X
Tin	Mitsubishi Materials Corporation	Japan	CFSP Compliant	X	X
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	China	Active Smelters & Refiners	X	X
Tin	FSE Novosibirsk Refinery	Russian Federation	Known	X
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CFSP Compliant	X	X
Tin	Operaciones Metalurgical S.A.	Bolivia (Plurinational State of)	CFSP Compliant	X	X
Tin	TinPT Alam Lestari Kencana	Indonesia	Known	X	X
Tin	PT Artha Cipta Langgeng	Indonesia	CFSP Compliant	X	X
Tin	PT Babel Inti Perkasa	Indonesia	CFSP Compliant	X	X
Tin	TinPT Bangka Kudai Tin	Indonesia	Known	X	X
Tin	Ketabang	Indonesia	Known	X
Tin	TinPT Bangka Timah Utama Sejahtera	Indonesia	Known	X	X

Tin	PT Bangka Tin Industry	Indonesia	CFSP Compliant	X	X
Tin	PT Belitung Industri Sejahtera	Indonesia	CFSP Compliant	X	X
Tin	TinBML	Indonesia	Known	X	X
Tin	PT Bukit Timah	Indonesia	CFSP Compliant	X	X
Tin	PT DS Jaya Abadi	Indonesia	CFSP Compliant	X	X
Tin	PT Eunindo Usaha Mandiri	Indonesia	CFSP Compliant	X	X
Tin	TinPT Fang Di MulTindo	Indonesia	Known	X	X
Tin	PT Karimun Mining	Indonesia	CFSP Compliant	X	X
Tin	PT Mitra Stania Prima	Indonesia	CFSP Compliant	X	X
Tin	PT Panca Mega Persada	Indonesia	CFSP Compliant	X	X
Tin	PT Prima Timah Utama	Indonesia	CFSP Compliant	X	X
Tin	PT Refined Bangka Tin	Indonesia	CFSP Compliant	X	X
Tin	PT Sariwiguna Binasentosa	Indonesia	CFSP Compliant	X	X
Tin	TinPT Seirama Tin Investment	Indonesia	Known		X
Tin	PT Stanindo Inti Perkasa	Indonesia	CFSP Compliant	X	X
Tin	PT Sumber Jaya Indah	Indonesia	CFSP Compliant	X	X
Tin	PT Timah (Persero) Tbk Kundur	Indonesia	CFSP Compliant	X	X
Tin	PT Timah (Persero) Tbk Mentok	Indonesia	CFSP Compliant	X	X
Tin	TinPT Pelat Timah Nusantara Tbk	Indonesia	Known	X	X
Tin	PT Tinindo Inter Nusa	Indonesia	CFSP Compliant	X	X
Tin	PT Tommy Utama	Indonesia	CFSP Compliant	X	X
Tin	Rui Da Hung	Taiwan, Province of China	CFSP Compliant	X	X
Tin	Soft Metais Ltda.	Brazil	CFSP Compliant	X	X
Tin	Thaisarco	Thailand	CFSP Compliant	X	X
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Active Smelters & Refiners	X	X
Tin	VQB Mineral and Trading Group JSC	Vietnam	CFSP Compliant	X	X
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	CFSP Compliant	X	X
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Active Smelters & Refiners	X	X
Tin	Yunnan Tin Company Limited	China	CFSP Compliant	X	X
Tin	CV Venus Inti Perkasa	Indonesia	CFSP Compliant	X	X
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CFSP Compliant	X	X
Tin	TinPT Tirus Putra Mandiri	Indonesia	Known		X
Tin	TinPT Wahana Perkit Jaya	Indonesia	Known	X	X
Tin	Melt Metais e Ligas S.A.	Brazil	CFSP Compliant	X	X
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CFSP Compliant	X	X
Tin	TinPhoenix Metal Ltd.	Rwanda	Known	X	X
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CFSP Compliant	X	X
Tin	PT Inti Stania Prima	Indonesia	CFSP Compliant	X	X
Tin	CV Ayi Jaya	Indonesia	CFSP Compliant	X	X
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	Active Smelters & Refiners	X	X
Tin	TinNghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Known	X	X
Tin	TinTuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	Known	X	X
Tin	CV Dua Sekawan	Indonesia	CFSP Compliant	X
Tin	CV Tiga Sekawan	Indonesia	CFSP Compliant	X
Tin	PT Cipta Persada Mulia	Indonesia	CFSP Compliant	X	X
Tin	TinAn Vinh Joint Stock Mineral Processing Company	Vietnam	Known	X	X
Tin	Resind Indústria e Comércio Ltda.	Brazil	CFSP Compliant	X	X

Tin	Metallo-Chimique N.V.	Belgium	CFSP Compliant	X	X
Tin	Elmet S.L.U.	Spain	CFSP Compliant	X	X
Tin	PT Bangka Prima Tin	Indonesia	CFSP Compliant	X	X
Tin	PT Sukses Inti Makmur	Indonesia	CFSP Compliant	X	X
Tin	TinAn Thai Minerals Co., Ltd.	Vietnam	Known	X
Tin	PT Kijang Jaya Mandiri	Indonesia	CFSP Compliant	X
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CFSP Compliant	X
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	CFSP Compliant	X
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	CFSP Compliant	X
Tin	PT O.M. Indonesia	Indonesia	CFSP Compliant	X
Tin	Modeltech Sdn Bhd	Malaysia	Active Smelters & Refiners	X
Tin	Gejiu Jinye Mineral Company	China	CFSP Compliant	X
Gold	Advanced Chemical Company	United States of America	CFSP Compliant	X	X
Gold	Aida Chemical Industries Co., Ltd.	Japan	CFSP Compliant	X	X
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	CFSP Compliant	X	X
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CFSP Compliant	X	X
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	CFSP Compliant	X	X
Gold	Argor-Heraeus S.A.	Switzerland	CFSP Compliant	X	X
Gold	Asahi Pretec Corp.	Japan	CFSP Compliant	X	X
Gold	Asaka Riken Co., Ltd.	Japan	CFSP Compliant	X	X
Gold	GoldATAkulche	Turkey	Known	X	X
Gold	Aurubis AG	Germany	CFSP Compliant	X	X
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CFSP Compliant	X	X
Gold	Boliden AB	Sweden	CFSP Compliant	X	X
Gold	C. Hafner GmbH + Co. KG	Germany	CFSP Compliant	X	X
Gold	GoldCaridad	Mexico	Known	X	X
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CFSP Compliant	X	X
Gold	Cendres + Métaux S.A.	Switzerland	Active Smelters & Refiners	X	X
Gold	GoldCHALCO Yunnan Copper Co. Ltd.	China	Known	X	X
Gold	Chimet S.p.A.	Italy	CFSP Compliant	X	X
Gold	GoldChugai Mining	Japan	Known	X	X
Gold	Daejin Indus Co., Ltd.	Korea (Republic of)	CFSP Compliant	X	X
Gold	GoldDaye Non-Ferrous Metals Mining Ltd.	China	Known	X	X
Gold	DSC (Do Sung Corporation)	Korea (Republic of)	CFSP Compliant	X	X
Gold	DODUCO GmbH	Germany	CFSP Compliant	X	X
Gold	Dowa	Japan	CFSP Compliant	X	X
Gold	Eco-System Recycling Co., Ltd.	Japan	CFSP Compliant	X	X
Gold	OJSC Novosibirsk Refinery	Russian Federation	CFSP Compliant	X	X
Gold	GoldGansu Seemine Material Hi-Tech Co., Ltd.	China	Known	X	X
Gold	GoldGuoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Known	X	X
Gold	GoldHangzhou Fuchunjiang Smelting Co., Ltd.	China	Known	X	X
Gold	HeeSung Metal Ltd.	Korea (Republic of)	Active Smelters & Refiners	X
Gold	Heimerle + Meule GmbH	Germany	CFSP Compliant	X	X
Gold	Heraeus Metals Hong Kong Ltd.	China	CFSP Compliant	X	X
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	CFSP Compliant	X	X

Gold	GoldHunan Chenzhou Mining Co., Ltd.	China	Known	X	X
Gold	GoldHwaSeong CJ Co., Ltd.	Korea (Republic of)	Known	X	X
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CFSP Compliant	X	X
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CFSP Compliant	X	X
Gold	Istanbul Gold Refinery	Turkey	CFSP Compliant	X	X
Gold	Japan Mint	Japan	CFSP Compliant	X	X
Gold	Jiangxi Copper Co., Ltd.	China	CFSP Compliant	X	X
Gold	Asahi Refining USA Inc.	United States of America	CFSP Compliant	X	X
Gold	Asahi Refining Canada Ltd.	Canada	CFSP Compliant	X	X
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CFSP Compliant	X	X
Gold	JSC Uralelectromed	Russian Federation	CFSP Compliant	X	X
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CFSP Compliant	X	X
Gold	GoldKazakhmys Smelting LLC	Kazakhstan	Known	X	X
Gold	Kazzinc	Kazakhstan	CFSP Compliant	X	X
Gold	Kennecott Utah Copper LLC	United States of America	CFSP Compliant	X	X
Gold	Kojima Chemicals Co., Ltd.	Japan	CFSP Compliant	X	X
Gold	GoldKorea Metal Co., Ltd.	Korea (Republic of)	Known		X
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CFSP Compliant	X	X
Gold	GoldL'azurde Company For Jewelry	Saudi Arabia	Known	X	X
Gold	GoldLinBao Gold Mining	China	Known	X	X
Gold	GoldLingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Known	X	X
Gold	LS-NIKKO Copper Inc.	Korea (Republic of)	CFSP Compliant	X	X
Gold	GoldLuoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Known	X	X
Gold	Materion	United States of America	CFSP Compliant	X	X
Gold	Matsuda Sangyo Co., Ltd.	Japan	CFSP Compliant	X	X
Gold	Metalor Technologies (Suzhou) Ltd.	China	CFSP Compliant	X	X
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CFSP Compliant	X	X
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CFSP Compliant	X	X
Gold	Metalor Technologies S.A.	Switzerland	CFSP Compliant	X	X
Gold	Metalor USA Refining Corporation	United States of America	CFSP Compliant	X	X
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Mexico	CFSP Compliant	X	X
Gold	Mitsubishi Materials Corporation	Japan	CFSP Compliant	X	X
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CFSP Compliant	X	X
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CFSP Compliant	X	X
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	CFSP Compliant	X	X
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Active Smelters & Refiners	X	X
Gold	Nihon Material Co., Ltd.	Japan	CFSP Compliant	X	X
Gold	Elemetal Refining LLC	United States of America	CFSP Compliant	X	X
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CFSP Compliant	X	X
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CFSP Compliant	X	X
Gold	OJSC Kolyma Refinery	Russian Federation	Known	X
Gold	PAMP S.A.	Switzerland	CFSP Compliant	X	X
Gold	GoldPenglai Penggang Gold Industry Co., Ltd.	China	Known	X	X

Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CFSP Compliant	X	X
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CFSP Compliant	X	X
Gold	PX Précinox S.A.	Switzerland	CFSP Compliant	X	X
Gold	Rand Refinery (Pty) Ltd.	South Africa	CFSP Compliant	X	X
Gold	Royal Canadian Mint	Canada	CFSP Compliant	X	X
Gold	GoldSabin Metal Corp.	United States of America	Known	X	X
Gold	Samduck Precious Metals	Korea (Republic of)	CFSP Compliant	X	X
Gold	GoldSamwon Metals Corp.	Korea (Republic of)	Known	X	X
Gold	Schone Edelmetaal B.V.	Netherlands	CFSP Compliant	X	X
Gold	SEMPSA Joyería Platería S.A.	Spain	CFSP Compliant	X	X
Gold	GoldShandong Tarzan Bio-Gold Industry Co., Ltd.	China	Known	X	X
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CFSP Compliant	X	X
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CFSP Compliant	X	X
Gold	GoldAccurate Refining Group	United States of America	Known	X	X
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CFSP Compliant	X	X
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	CFSP Compliant	X	X
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CFSP Compliant	X	X
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CFSP Compliant	X	X
Gold	GoldGreat Wall Precious Metals Co,. LTD.	China	Known	X	X
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	CFSP Compliant	X	X
Gold	Tokuriki Honten Co., Ltd.	Japan	CFSP Compliant	X	X
Gold	GoldAnhui Tongling Nonferrous Metal Mining Co., Ltd.	China	Known	X	X
Gold	Torecom	Korea (Republic of)	CFSP Compliant	X	X
Gold	Umicore Brasil Ltda.	Brazil	CFSP Compliant	X	X
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CFSP Compliant	X	X
Gold	United Precious Metal Refining, Inc.	United States of America	CFSP Compliant	X	X
Gold	Valcambi S.A.	Switzerland	CFSP Compliant	X	X
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CFSP Compliant	X	X
Gold	Yamamoto Precious Metal Co., Ltd.	Japan	CFSP Compliant	X	X
Gold	Yokohama Metal Co., Ltd.	Japan	CFSP Compliant	X	X
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CFSP Compliant	X	X
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CFSP Compliant	X	X
Gold	GoldMorris and Watson	New Zealand	Known	X	X
Gold	GoldGuangdong Gaoyao Co	China	Known	X	X
Gold	Umicore Precious Metals Thailand	Thailand	CFSP Compliant	X	X
Gold	GoldFaggi Enrico S.p.A.	Italy	Known		X
Gold	Geib Refining Corporation	United States of America	CFSP Compliant	X	X
Gold	MMTC-PAMP India Pvt., Ltd.	India	CFSP Compliant	X	X
Gold	Republic Metals Corporation	United States of America	CFSP Compliant	X	X
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland	Active Smelters & Refiners	X	X
Gold	GoldFidelity Printers and Refiners Ltd.	Zimbabwe	Known	X	X

Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	CFSP Compliant	X	X
Gold	Al Etihad Gold LLC	United Arab Emirates	CFSP Compliant	X
Gold	Emirates Gold DMCC	United Arab Emirates	CFSP Compliant	X
Gold	GoldKaloti Precious Metals	United Arab Emirates	Known	X
Gold	T.C.A S.p.A	Italy	CFSP Compliant	X	X
Gold	Tony Goetz NV	Belgium	Active Smelters & Refiners	X
Gold	Korea Zinc Co., Ltd.	Korea (Republic of)	CFSP Compliant	X	X
Gold	GoldSAAMP	France	Known	X
Gold	SAXONIA Edelmetalle GmbH	Germany	CFSP Compliant	X	X
Gold	WIELAND Edelmetalle GmbH	Germany	CFSP Compliant	X	X
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CFSP Compliant	X	X
Gold	GoldSAFINA A.S.	Czech Republic	Known	X
Gold	GoldSudan Gold Refinery	Sudan	Known	X
Gold	GoldRemondis Argentia B.V.	Netherlands	Known	X
Gold	GoldTOO Tau-Ken-Altyn	Kazakhstan	Known	X
Gold	Abington Reldan Metals, LLC	United States of America	Active Smelters & Refiners	X
Gold	AU Traders and Refiners	South Africa	CFSP Compliant	X
Gold	GoldAURA-II	United States of America	Known	X
Gold	GoldGujarat Gold Centre	India	Known	X
Gold	GoldSai Refinery	India	Known	X
Gold	GoldUniversal Precious Metals Refining Zambia	Zambia	Known	X
Gold	Modeltech Sdn Bhd	Malaysia	Active Smelters & Refiners	X
Gold	Bangalore Refinery	India	Active Smelters & Refiners	X
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	CFSP Compliant	X
Tungsten	Kennametal Huntsville	United States of America	CFSP Compliant	X
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CFSP Compliant	X
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CFSP Compliant	X
Tungsten	TungstenDayu Weiliang Tungsten Co., Ltd.	China	Known	X
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	CFSP Compliant	X
Tungsten	Global Tungsten & Powders Corp.	United States of America	CFSP Compliant	X
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CFSP Compliant	X
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	CFSP Compliant	X
Tungsten	Japan New Metals Co., Ltd.	Japan	CFSP Compliant	X
Tungsten	TungstenGanzhou Non-ferrous Metals Smelting Co., Ltd.	China	Known	X
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CFSP Compliant	X
Tungsten	Kennametal Fallon	United States of America	CFSP Compliant	X
Tungsten	Minsur	Peru	CFSP Compliant	X
Tungsten	SEMPSA Joyería Platería S.A.	Spain	CFSP Compliant	X
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	CFSP Compliant	X
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	CFSP Compliant	X
Tungsten	Wolfram Bergbau und Hütten AG	Austria	CFSP Compliant	X
Tungsten	Xiamen Tungsten Co., Ltd.	China	CFSP Compliant	X

Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	CFSP Compliant	X
Tungsten	TungstenJiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Known	X
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CFSP Compliant	X
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CFSP Compliant	X
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CFSP Compliant	X
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CFSP Compliant	X
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CFSP Compliant	X
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CFSP Compliant	X
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CFSP Compliant	X
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CFSP Compliant	X
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	CFSP Compliant	X
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	CFSP Compliant	X
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China	CFSP Compliant	X
Tungsten	TungstenGanzhou Yatai Tungsten Co., Ltd.	China	Known	X
Tungsten	H.C. Starck Tungsten GmbH	Germany	CFSP Compliant	X	X
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	CFSP Compliant	X
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam	CFSP Compliant	X
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CFSP Compliant	X
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	CFSP Compliant	X
Tungsten	Niagara Refining LLC	United States of America	CFSP Compliant	X
Tungsten	TungstenJiangxi Dayu Longxintai Tungsten Co., Ltd.	China	Known	X
Tungsten	Hydrometallurg, JSC	Russian Federation	CFSP Compliant	X
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	CFSP Compliant	X
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CFSP Compliant	X
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	CFSP Compliant	X
Tungsten	TungstenACL Metais Eireli	Brazil	Known	X
Tungsten	Woltech Korea Co., Ltd.	Korea (Republic of)	CFSP Compliant	X
Tungsten	Moliren Ltd.	Russian Federation	CFSP Compliant	X
Tungsten	Unecha Refractory metals plant	Russian Federation	CFSP Compliant	X

*We note the following in connection with the table above:

a.
Active smelters and refiners have committed to undergo a CFSP audit or are participating in one of the cross-recognized certification programs. Smelters or refiners are identified as active in the CFSP once they submit a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts, which is one of the first steps of the audit process. Smelters or refiners on the active list are at various stages of the audit cycle, anywhere from completion of the necessary documents to scheduling the audit date to enacting corrective actions in the post-audit phase.

b.
Though we request that our tier one suppliers provide responses at the product-level, some of our suppliers provided responses at the company-level, meaning that they reported smelter and refiner information for all of their products, not just for the products sold to us. Accordingly, our list of processing facilities disclosed in this appendix contains more facilities than those that actually process or refine the conflict minerals contained in our products.

c.
Known smelters and refiners include those reported entities that were listed on the Smelter Reference List tab of the CMRT because those are the only reported entities that we were able to determine were smelters or refiners.